EXHIBIT 23.1









         INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-38754) and Form S-8 (No. 33-88268, No. 33-73944, No. 333-18877, No. 33-95256 and No. 33-97250) of Uniroyal
         Technology Corporation of our reports dated December 5, 2000, appearing in the Annual Report on Form 10-K of Uniroyal Technology Corporation for the year ended October 1, 2000.

         DELOITTE & TOUCHE LLP


         Tampa, Florida
         December 12, 2000